Exhibit 99.1
Aldabra 2 Acquisition Corp.
(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders
Aldabra 2 Acquisition Corp.
We have audited the accompanying balance sheet of Aldabra 2 Acquisition Corp. (a corporation in the development stage) as of June 22, 2007, and the related statements of operations, stockholders’ equity and cash flows for the period from February 1, 2007 (inception) to June 22, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aldabra 2 Acquisition Corp. as of June 22, 2007, and the results of its operations and its cash flows for the period from February 1, 2007 (inception) to June 22, 2007 in conformity with United States generally accepted accounting principles.
/s/ Goldstein Golub Kessler LLP
GOLDSTEIN GOLUB KESSLER LLP
New York, New York
June 26, 2007

Aldabra 2 Acquisition Corp.
(a corporation in the development stage)
Balance Sheet

June 22, 2007

ASSETS

Current Assets:
Cash	$516,864
Cash held in trust	399,500,000
Prepaid expenses	57,542

Total assets	$400,074,406

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Deferred underwriting fee	$12,420,000
Accrued registration costs	149,752
Due to affiliate	1,000
Notes payable to initial stockholders (Note 3)	137,000

Total current liabilities	$12,707,752

COMMON STOCK SUBJECT TO POSSIBLE CONVERSION
(16,555,860 – shares at conversion value)(Note 1)	159,760,000

Commitment (Note 5)

Stockholders’ equity
Preferred stock, $.0001 par value Authorized 1,000,000 shares; none issued or outstanding	—
Common stock, $.0001 par value Authorized 100,000,000 shares Issued and outstanding 51,750,000 shares (which includes 16,555,860 shares subject to possible conversion)	5,175
Additional paid-in capital	227,603,580
Deficit accumulated during the development stage	(2,101)

Total stockholders’ equity	227,606,654

Total liabilities and stockholders’ equity	$400,074,406

See notes to Financial Statements.

Aldabra 2 Acquisition Corp.
(a corporation in the development stage)
Statement of Operations

For the period February 1, 2007 (inception) to June 22, 2007

Interest income	$284

Formation and operating costs (Note 5)	(2,385)

Net loss	$(2,101)

Weighted average shares outstanding, basic and diluted	10,641,549

Net loss per share, basic and diluted	$(0.00)

See notes to Financial Statements.

Aldabra 2 Acquisition Corp.
(a corporation in the development stage)
Statement of Stockholders’ Equity
For the period February 1, 2007 (inception) to June 22, 2007

				Deficit Accumulated
	Common Stock		Additional paid-in	During the	Stockholders’
	Shares	Amount	capital	Development Stage	Equity

Issuance of common stock to initial stockholders on February 1, 2007 at $.002 per share	10,350,000	$1,035	$23,965	$—	$25,000

Proceeds from issuance of warrants	—	—	3,000,000	—	3,000,000

Sale of 41,400,000 Units through public offering net of underwriter’s discount and offering expenses (which includes 16,555,860 shares subject to conversion)	41,400,000	4,140	384,339,615	—	384,343,755

Less 16,555,860 shares of common stock subject to possible conversion	—	—	(159,760,000)	—	(159,760,000)

Net Loss	—	—	—	(2,101)	(2,101)

Balance June 22, 2007	51,750,000	$5,175	$227,603,580	$(2,101)	$227,606,654

See notes to Financial Statements

Aldabra 2 Acquisition Corp.
(a corporation in the development stage)
Statement of Cash Flows

For the period February 1, 2007 (inception) to June 22, 2007

Net loss	$(2,101)

Adjustments to reconcile net loss to net cash used in operating activities:
Increase in prepaid expenses	(57,542)
Increase in due to affiliate	1,000

Net cash used in operating activities	(58,643)

Cash used in investing activities
Cash held in trust	(399,500,000)

Cash flows provided by financing activities
Proceeds from sale of shares of common stock to Initial Stockholders	25,000
Proceeds from notes payable to Initial Stockholders	137,000
Proceeds from public offering	414,000,000
Proceeds from issuance of insider warrants	3,000,000
Payment of costs associated with Offering	(17,086,493)

Net cash provided by financing activities	400,075,507

Net increase in cash	516,864
Cash at beginning of period	—

Cash at end of period	$516,864

Supplemental disclosure of non-cash financing activities:
Accrual of registration costs	$149,752

Accrual of deferred underwriting fees	$12,420,000

See notes to Financial Statements

Aldabra 2 Acquisition Corp.
(a corporation in the development stage)
Notes to Financial Statements

1.	Organization and Business Operations	Aldabra 2 Acquisition Corp. (the “Company”) was incorporated in Delaware on February 1, 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business.

At June 22, 2007, the Company had not yet commenced any operations. All activity through June 22, 2007 relates to the Company’s formation and initial public offering (the “Offering”) described below. The Company has selected December 31 as its fiscal year-end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds of this Offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Offering, management has agreed that at least $9.65 per Unit sold in the Offering will be held in a trust account (“Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. The Company’s Chairman of the Board and the Company’s Chief Executive Officer have agreed that they will be

Aldabra 2 Acquisition Corp.
(a corporation in the development stage)
Notes to Financial Statements

liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. However, there can be no assurance that they will be able to satisfy those obligations. Furthermore, they will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective target business). Additionally, in the case of a prospective target business that did not execute a waiver, such liability will only be in an amount necessary to ensure that public stockholders receive no less than $10.00 per share upon liquidation The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $3,100,000 of interest earned on the Trust Account balance may be released to the Company to fund working capital requirements and additional amounts may be released to us as necessary to satisfy tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 40% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days

Aldabra 2 Acquisition Corp.
(a corporation in the development stage)
Notes to Financial Statements

prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 39.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

The Company’s Certificate of Incorporation was amended prior to the Offering to provide that the Company will continue in existence only until June 19, 2009. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will dissolve and liquidate for the purposes of winding up its affairs. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

Concentration of Credit Risk — The Company maintains cash in a bank deposit account which, at times, exceeds federally insured (FDIC) limits. The Company has not experienced any losses on this account.

Deferred Income Taxes — Deferred income tax assets and liabilities are computed for differences between the financial statements and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Loss Per Share — Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. The effect of the 41,400,000 outstanding warrants issued in connection with the

Aldabra 2 Acquisition Corp.
(a corporation in the development stage)
Notes to Financial Statements

Offering, the 3,000,000 outstanding warrants issued in connection with the private placement has not been considered in diluted loss per share calculations since the effect of such warrants and options would be antidilutive.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements — Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2.	Public Offering	In its initial public offering, effective June 19, 2007 (closed on June 22, 2007), the Company sold to the public 41,400,000 units (“Units”), including 5,400,000 Units subject to the underwriters’ over-allotment option, with each Unit comprised of one share of common stock and one warrant (a “Warrant”), at a price of $10.00 per Unit. Proceeds from the initial public offering totaled approximately $384.4 million, which was net of approximately $17.2 million in underwriting and other expenses and approximately $12.4 million of deferred underwriting fees.

The Company’s Chairman and the Company’s Chief Executive Officer purchased a total of 3,000,000 Warrants (“Insider Warrants”) at $1.00 per Warrant (for an aggregate purchase price of $3,000,000) privately from the Company. These purchases took place simultaneously with the consummation of the Offering. All of the proceeds received from these purchases have been placed in the Trust Account. The Insider Warrants purchased by the purchasers are identical to the Warrants underlying the Units issued in the Offering except that the Warrants may not be called for redemption and the Insider Warrants may be exercisable on a “cashless basis,” at the holder’s option, so long as such securities are held by such purchasers or his affiliates. Furthermore, the

Aldabra 2 Acquisition Corp.
(a corporation in the development stage)
Notes to Financial Statements

purchasers have agreed that the Insider Warrants will not be sold or transferred by them, except for estate planning purposes, until after the Company has completed a Business Combination.

The Initial Stockholders and the holders of the Insider Warrants (or underlying securities) are entitled to registration rights with respect to their founding shares or Insider Warrants (or underlying securities) pursuant to an agreement signed on the effective date of the Offering. The holders of the majority of the founding shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Insider Warrants (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Initial Stockholders and holders of the Insider Warrants (or underlying securities) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

Pursuant to letter agreements which the Initial Stockholders have entered into with the Company and the underwriters, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

3.	Notes Payable, Stockholders	The Company issued unsecured promissory notes in an aggregate principal amount of $100,000 to two of the Initial Stockholders on February 27, 2007. Additional unsecured promissory notes in aggregate amounts of $25,000 and $12,000 were issued to the Initial Stockholders on June 12, 2007 and June 21, 2007, respectively. The notes are non-interest bearing and were payable on the earlier of February 27, 2008 or the consummation of the Offering. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount.

Subsequent to the date of the financial statements, the notes payable to the Initial Stockholders have been repaid in full.

Aldabra 2 Acquisition Corp.
(a corporation in the development stage)
Notes to Financial Statements

4.	Income Taxes	Significant components of the Company’s future tax assets are as follows:

Expenses deferred for income tax purposes	$714
Less: valuation allowance	(714)

Totals	$—

Management has recorded a full valuation allowance against its deferred tax assets because it does not believe it is more likely than not that sufficient taxable income will be generated.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance

5.	Commitment/Due to Affiliate	The Company presently occupies office space provided by an affiliate of two of the Initial Stockholders. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Offering. For the period ended June 22, 2007, the Company has incurred $1,000 of expense relating to this agreement which is included in formation and operating costs in the accompanying Statement of Operations.

6.	Common Stock	Effective June 12, 2007 and June 19, 2007, the Company’s Board of Directors authorized a stock dividend of 0.5 shares of common stock and 0.2 shares of common stock, respectively, for each outstanding shares of common stock. On June 12, 2007, the Company’s Certificate of Incorporation was amended to increase the authorized shares of common stock from 60,000,000 to 85,000,000 shares of common stock. On June 19, 2007, the Company’s Certificate of Incorporation was further amended to increase the authorized number of shares of common shares to 100,000,000 shares of common stock. All references in the accompanying financial statements to the number of shares of stock have been retroactively restated to reflect these transactions.

7.	Preferred Stock	The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters will prohibit the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.